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Exhibit 99.1
Carlyle Presents Growth Outlook at 2026 Shareholder Update
Sets three-year financial targets including Fee Related Earnings (“FRE”), Inflows, and Distributable
Earnings (“DE”) per common share
Washington, D.C. and New York, NY – February 26, 2026 – Global investment firm Carlyle (NASDAQ: CG) is announcing its growth outlook and financial objectives at the 2026 Shareholder Update, beginning today at 8:30
a.m. EST. The program will include presentations by senior leadership, followed by a Q&A session.
Carlyle will announce three-year financial targets to be achieved by the end of 2028, including:
•FRE of $1.9+ billion
•Inflows of $200+ billion
•DE per common share of $6.00+
Carlyle is also announcing that its Board of Directors has approved a new $2 billion share repurchase authorization.
The authorization provides the firm with flexibility to repurchase shares as part of its disciplined capital allocation framework.
Harvey M. Schwartz, Chief Executive Officer of Carlyle, said: “Over the past three years, we have systematically reshaped Carlyle into a more diversified, more durable, and higher performing platform, delivering record financial results. The financial targets we are announcing today reflect our confidence in the momentum of our platform and our ability to deliver sustained growth and enhanced shareholder value.”
Live Webcast
Presentation materials and a live webcast can be accessed on the Events & Presentations section of our website at
ir.carlyle.com. A replay of the webcast will be available on the website following the event.
Any questions regarding the 2026 Shareholder Update may be addressed to Carlyle’s Investor Relations team at
publicinvestor@carlyle.com.
About Carlyle
Carlyle (NASDAQ: CG) is a global investment firm with deep industry expertise that deploys private capital across three business segments: Global Private Equity, Global Credit, and Carlyle AlpInvest. With $477 billion of assets under management as of December 31, 2025, Carlyle’s purpose is to invest wisely and create value on behalf of its investors, portfolio companies, and the communities in which we live and invest. Carlyle employs more than 2,500 people in 27 offices across four continents. Further information is available at www.carlyle.com. Follow Carlyle on
X @OneCarlyle and LinkedIn at The Carlyle Group.
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Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to our expectations, estimates, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions and statements that are not historical facts, including our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, contingencies, and our dividend policy. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,”
“predicts,” “intends,” “plans,” “estimates,” “anticipates,” “targets,” or the negative version of these words or other comparable words. Statements related to projected Assets Under Management, DE, FRE, FRE Margin, inflows, and fee revenue for future periods could be impacted by the level of investment performance, our ability to fundraise and the fees we can charge on such commitments, the pace and scale of capital deployment, which may not be consistent with historical levels, the pace and success of exit activity, changes in regulations and laws (including tax laws), our ability to scale existing businesses and wind-down underperforming businesses, our ability to manage expenses and retain key personnel, our ability to manage stock dilution, and our ability to charge and retain transaction fees. Even if we were to achieve our goals, there is no guarantee that such fundraising will translate into increased earnings and margins. There can be no assurance that Carlyle’s strategic goals will ultimately be realized, or if realized that they will have the effect of accelerating our growth or earnings. All projections assume benign market conditions. Such forward-looking statements are subject to various risks, uncertainties, and assumptions.
Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements including, but not limited to, those described in this press release and under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the U.S. Securities and Exchange Commission (“SEC”) on February 27, 2025, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov.
These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in our other periodic filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by applicable law.
This press release does not constitute an offer for any Carlyle fund.
Important Information
For additional important information, as well as endnotes and disclosures, please see the presentation materials, which can be accessed on the Events & Presentations section of our website at ir.carlyle.com. A reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted. For the same reasons, Carlyle is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.
Contacts

Public Investor Relations	Media
Daniel Harris	Brittany Bensaull	OR	Kristen Ashton
Phone: +1 (212) 813-4527	Phone: +1 (212) 813-4839		Phone: +1 (212) 813-4763
daniel.harris@carlyle.com	brittany.bensaull@carlyle.com		kristen.ashton@carlyle.com